SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CIS WORLD, INC.**, did on November 9, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 19, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

General Instructions for this form:

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Please print legibly or type; Black Ink Only
2. Complete all fields. Do not highlight.
3. Ensure that document is signed in signature field.

In the matter of CIS WORLD, INC.
(Name of business entity)

I, INCORP SERVICES, INC.
(Name of resident agent)

hereby state that on 10/30/2007 (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

3155 EAST PATRICK LANE
(MANDATORY) Physical Street Address

I
Suite number

LAS VEGAS
City

NEVADA

89120
Zip Code

Optional: (address where mail will be sent)

(OPTIONAL) Additional Mailing Address

Suite number

City

State

Zip Code

Signature:
x [signature] on behalf of Incorp Services, Inc.
Authorized Signature of R.A. or On Behalf of R.A. Company

10/30/2007
Date

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20070776458-16
	Filing Date and Time: 11/09/2007 8:13 AM
	Entity Number: E0794362007-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	CIS WORLD, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	INCORP SERVICES, INC. Name 3155 EAST PATRICK LANE, SUITE 1 / LAS VEGAS / Nevada 89120 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 / Par value per share: $ 0.001 / Number of shares without par value: 0
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Mr. ZHONGPING LIU Name 3155 EAST PATRICK LANE, SUITE 1 / LAS VEGAS / NV / 89120 Street Address / City / State / Zip Code 2. Mr. LIJUN WU Name 3155 EAST PATRICK LANE, SUITE 1 / LAS VEGAS / NV / 89120 Street Address / City / State / Zip Code 3. Ms. CUIXIAN WU Name 3155 EAST PATRICK LANE, SUITE 1 / LAS VEGAS / NV / 89120 Street Address / City / State / Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: ANY LEGAL PURPOSE
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Cecilia Padilla On Behalf Of Incorp Services, Inc. / X [signature] Name / Signature 3155 EAST PATRICK LANE, SUITE 1 / LAS VEGAS / NV / 89120 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] On behalf of Incorp Services Inc / 10/30/2007 Authorized Signature of R. A. or On Behalf of R. A. Company / Date

This form must be accompanied by appropriate fees.

CONTINUATION TO ARTICLES OF INCORPORATION SECTION 4

(4) MR. HONGHUI WEN, DIRECTOR
3155 EAST PATRICK LANE, SUITE 1
LAS VEGAS, NEVADA 89120